================================================================================
                                                                    EXHIBIT 10.7




                                 LOAN AGREEMENT


                                     Between


                CALIFORNIA POLLUTION CONTROL FINANCING AUTHORITY


                                       And


                       SOUTHERN CALIFORNIA WATER COMPANY




                          ---------------------------

                          Dated as of December 1, 1996

                          ---------------------------



                                   relating to

                                   $8,000,000
                California Pollution Control Financing Authority
                   Water Distribution Facilities Revenue Bonds
                   (Southern California Water Company Project)
                                  1996 Series A

================================================================================

                                TABLE OF CONTENTS


                                                                                           Page
                                                                                           ----
                                    ARTICLE I

                                   DEFINITIONS
SECTION 1.1.  DEFINITION OF TERMS............................................................2
SECTION 1.2.  NUMBER AND GENDER..............................................................2
SECTION 1.3.  ARTICLES, SECTIONS, ETC........................................................2


                                   ARTICLE II

                                 REPRESENTATIONS

SECTION 2.1.  REPRESENTATIONS OF THE AUTHORITY...............................................2
SECTION 2.2.  REPRESENTATIONS OF THE BORROWER................................................3


                                   ARTICLE III

                        CONSTRUCTION OF THE PROJECT; ISSUANCE OF THE BONDS

SECTION 3.1.  AGREEMENT TO CONSTRUCT THE PROJECT.............................................5
SECTION 3.2.  AGREEMENT TO ISSUE BONDS; APPLICATION OF BOND PROCEEDS.........................6
SECTION 3.3.  DISBURSEMENTS FROM THE CONSTRUCTION FUND.......................................6
SECTION 3.4.  ESTABLISHMENT OF COMPLETION DATE; OBLIGATION OF
              BORROWER TO COMPLETE...........................................................7
SECTION 3.5.  INVESTMENT OF MONEYS IN FUNDS..................................................7
SECTION 3.6.  SPECIAL TAX CERTIFICATIONS.....................................................8


                                   ARTICLE IV

                     LOAN OF PROCEEDS; REPAYMENT PROVISIONS

SECTION 4.1.  LOAN OF BOND PROCEEDS..........................................................8
SECTION 4.2.  REPAYMENT AND PAYMENT OF OTHER AMOUNTS PAYABLE.................................8
SECTION 4.3.  UNCONDITIONAL OBLIGATION......................................................10
SECTION 4.4.  ASSIGNMENT OF AUTHORITY'S RIGHTS..............................................10
SECTION 4.5.  AMOUNTS REMAINING IN FUNDS....................................................10

                                                                                           Page
                                                                                           ----
                                    ARTICLE V

                        SPECIAL COVENANTS AND AGREEMENTS

SECTION 5.1.  POWER TO ESTABLISH CHARGES AND COLLECT AMOUNTS................................11
SECTION 5.2.  RIGHT OF ACCESS TO THE PROJECT................................................11
SECTION 5.3.  THE BORROWER'S MAINTENANCE OF ITS EXISTENCE;
              ASSIGNMENTS...................................................................11
SECTION 5.4.  RECORDS AND FINANCIAL STATEMENTS OF BORROWER..................................13
SECTION 5.5.  MAINTENANCE AND REPAIR; TAXES; UTILITY AND OTHER
              CHARGES; INSURANCE.............................................................14
SECTION 5.6.  TAX-EXEMPT STATUS OF BONDS....................................................14
SECTION 5.7.  NOTICE AND CERTIFICATES TO TRUSTEE............................................15
SECTION 5.8.  CONTINUING DISCLOSURE.........................................................15
SECTION 5.9.  QUALIFICATION IN CALIFORNIA ..................................................16

                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

SECTION 6.1.  EVENTS OF DEFAULT.............................................................16
SECTION 6.2.  REMEDIES ON DEFAULT...........................................................17
SECTION 6.3.  AGREEMENT TO PAY ATTORNEY'S FEES AND EXPENSES.................................18
SECTION 6.4.  NO REMEDY EXCLUSIVE...........................................................18
SECTION 6.5.  NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER....................................18


                                   ARTICLE VII

                                   PREPAYMENT

SECTION 7.1.  REDEMPTION OF BONDS WITH PREPAYMENT MONEYS....................................18
SECTION 7.2.  OPTIONS TO PREPAY INSTALLMENTS................................................19
SECTION 7.3.  MANDATORY PREPAYMENT..........................................................19
SECTION 7.4.  AMOUNT OF PREPAYMENT..........................................................19
SECTION 7.5.  NOTICE OF PREPAYMENT..........................................................19

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                                                                                           ----
                                  ARTICLE VIII

                      NON-LIABILITY OF AUTHORITY; EXPENSES; INDEMNIFICATION

SECTION 8.1.  NON-LIABILITY OF AUTHORITY....................................................20
SECTION 8.2.  EXPENSES......................................................................20
SECTION 8.3.  INDEMNIFICATION...............................................................20


                                   ARTICLE IX

                                  MISCELLANEOUS

SECTION 9.1.  NOTICES.......................................................................21
SECTION 9.2.  SEVERABILITY..................................................................22
SECTION 9.3.  EXECUTION OF COUNTERPARTS.....................................................22
SECTION 9.4.  AMENDMENTS, CHANGES AND MODIFICATIONS.........................................22
SECTION 9.5.  GOVERNING LAW.................................................................22
SECTION 9.6.  AUTHORIZED BORROWER REPRESENTATIVE............................................22
SECTION 9.7.  TERM OF THE AGREEMENT.........................................................22
SECTION 9.8.  BINDING EFFECT................................................................23

EXHIBIT A      DESCRIPTION OF THE PROJECT..................................................A-1

        THIS LOAN AGREEMENT, dated as of December 1, 1996, by and between the CALIFORNIA POLLUTION CONTROL FINANCING AUTHORITY, a public instrumentality and political subdivision of the State of California (the "Authority"), and SOUTHERN CALIFORNIA WATER COMPANY, a corporation organized and existing under the laws of the State of California (the "Borrower"),


                                   WITNESSETH


        WHEREAS, the Authority is a public instrumentality and political subdivision of the State of California, organized and existing under the California Pollution Control Financing Authority Act, being Division 27 of the California Health and Safety Code, as amended and supplemented (the "Act"); and

        WHEREAS, the Act authorizes the Authority to issue its revenue bonds for the purpose of paying all or any part of the costs of a "project" as defined in the Act; and

        WHEREAS, the Borrower has requested that the Authority issue bonds to finance certain water distribution facilities located throughout the State of California, as more particularly described in Exhibit A hereto (the "Project"), which qualify as a "project" under the Act; and

        WHEREAS, the Authority after due investigation and deliberation has adopted its resolution approving said request and authorizing the making of a loan to the Borrower for the payment of the Cost of the Project (as defined in the Indenture); and

        WHEREAS, the Authority proposes to issue its California Pollution Control Financing Authority Water Distribution Facilities Revenue Bonds (Southern California Water Company Project) 1996 Series A (the "Bonds"), in the aggregate principal amount of $8,000,000 upon the terms and conditions set forth herein; and

        WHEREAS, the Authority will enter into an Indenture of Trust dated as of December 1, 1996 (the "Indenture"), with Chemical Trust Company of California, as trustee thereunder pursuant to which the Bonds will be issued;

        WHEREAS, payment of the Bonds is secured by the Municipal Bond Insurance Policy specified in the Indenture;

        NOW, THEREFORE, in consideration of the premises and the respective representations and covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        SECTION 1.1. DEFINITION OF TERMS. Unless the context otherwise requires, the terms used in this Agreement shall have the meanings specified in Section
1.01 of the Indenture, as originally executed or as they may from time to time be supplemented or amended as provided therein.

        SECTION 1.2. NUMBER AND GENDER. The singular form of any word used herein, including the terms defined in Section 1.01 of the Indenture, shall include the plural, and vice versa. The use herein of a word of any gender shall include all genders.

        SECTION 1.3. ARTICLES, SECTIONS, ETC. Unless otherwise specified, references to Articles, Sections and other subdivisions of this Agreement are to the designated Articles, Sections and other subdivisions of this Agreement as originally executed. The words "hereof," "herein," "hereunder" and words of similar import refer to this Agreement as a whole. The headings or titles of the several articles and sections, and the table of contents appended to copies hereof, shall be solely for convenience of reference and shall not affect the meaning, construction or effect of the provisions hereof.


                                   ARTICLE II

                                 REPRESENTATIONS

        SECTION 2.1. REPRESENTATIONS OF THE AUTHORITY. The Authority makes the following representations as the basis for its undertakings herein contained:

        (a) The Authority is a public instrumentality and political subdivision of the State. Under the provisions of the Act, the Authority has the power to enter into the transactions contemplated by this Agreement and to carry out its obligations hereunder. By proper action, the Authority has been duly authorized to execute, deliver and duly perform this Agreement.

        (b) To pay the Cost of the Project, the Authority will issue the Bonds, which will mature, bear interest and be subject to redemption as provided in the Indenture.

        (c) The Bonds will be issued under and secured by the Indenture, pursuant to which the Authority's interest in this Agreement (except certain rights of the Authority to payment for expenses and indemnification) will be pledged to the Trustee as security for payment of the principal of, premium, if any, and interest on the Bonds.

        (d) The Authority has not pledged and will not pledge its interest in this Agreement for any purpose other than to secure the Bonds under the Indenture.

        (e) The Authority is not in default under any of the provisions of the laws of the State of California which default would affect its existence or its powers referred to in subsection (a) of this Section 2.1.

        (f) The Authority has found and determined and hereby finds and determines that all requirements of the Act with respect to the issuance of the Bonds and the execution of this Agreement have been complied with and that paying the Cost of the Project by issuing the Bonds and entering into this Agreement will be in furtherance of the purposes of the Act.

        (g) On October 30, 1995, the Authority adopted its resolution approving the issuance of the Bonds, and a public hearing with respect to the Bonds and the Project was held in accordance with the provisions of the Code. The meetings of the Authority on such date were held in accordance with the applicable provisions of Article 9 of Chapter 1 of Division 3 of Title 2 of the California Government Code, as amended.

        (h) The Authority has taken proper action to allocate to the Bonds a share of the State of California ceiling on private activity bonds for the 1995 calendar which is available to the Authority pursuant to Section 146 of the Code, in an amount at least equal to the $8,000,000 aggregate principal amount of the Bonds. Issuance of the Bonds will not violate any provisions of Section 146 of the Code.

        (i) No member, officer or other official of the Authority has any interest whatsoever in the Borrower or in the transactions contemplated by this Agreement.

        SECTION 2.2. REPRESENTATIONS OF THE BORROWER. The Borrower makes the following representations as the basis for its undertakings herein contained:

        (a) The Borrower is a corporation duly formed under the laws of the State, is in good standing in said State and has the corporate power to enter into and has duly authorized, by proper corporate action, the execution and delivery of this Agreement, the contract of purchase executed by it in connection with the sale of the Bonds (the "Contract of Purchase"), and all other documents contemplated hereby to be executed by the Borrower.

        (b) This Agreement and the Contract of Purchase have been duly authorized, executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions affecting the rights of creditors generally and by judicial discretion in the exercise of equitable remedies.

        (c) Neither the execution and delivery of this Agreement and the Contract of Purchase, the consummation of the transactions contemplated hereby and thereby, nor the fulfillment of or compliance with the terms and conditions hereof and thereof, conflict with or result in a breach of any of the terms, conditions or provisions of the Borrower's articles of incorporation or bylaws or of any corporate actions or of any agreement or instrument to which the Borrower is now a party or by which it is bound, or constitute a default (with due notice or the passage of time or both) under any of the foregoing, or result in the creation or imposition of any prohibited lien, charge or encumbrance whatsoever upon any of the property or assets of the Borrower under the terms of any instrument or agreement to which the Borrower is now a party or by which it is bound.

        (d) The Borrower has not been served with and, to the knowledge of the Borrower there is no action, suit, proceeding, inquiry or investigation by or before any court, governmental agency or public board or body pending or threatened against the Borrower which (i) affects or seeks to prohibit, restrain or enjoin the issuance, sale or delivery of the Bonds or the loaning of the proceeds of the Bonds to the Borrower or the execution and delivery of this Agreement and the Contract of Purchase or the Indenture, (ii) affects or questions the validity or enforceability of the this Agreement and the Contract of Purchase, the Bonds or the Indenture, (iii) questions the exclusion of interest on the Bonds from gross income for federal income tax purposes, (iv) questions the power or authority of the Borrower to carry out the transactions contemplated by, or to perform its obligations under, this Agreement, the Contract of Purchase, the Bonds or the Indenture, or the powers of the Borrower to own, acquire, equip or operate the Project, or (v) which, if adversely determined, would materially impair its right to carry on business substantially as now conducted or as now contemplated to be conducted, or would materially adversely affect its financial condition.

        (e) The Borrower is not in default under any document, instrument or commitment to which the Borrower is a party or to which it or any of its property is subject which default would or could affect the ability of the Borrower to carry out its obligations under this Agreement and the Contract of Purchase.

        (f) Any certificate signed by the Borrower or an Authorized Borrower Representative and delivered pursuant to this Agreement or the Contract of Purchase or the Indenture shall be deemed a representation and warranty by the Borrower to the Authority and the Trustee as to the statements made therein.

        (g) The estimated Cost of the Project is as set forth in Exhibit A hereto and has been determined in accordance with sound engineering principles and generally accepted accounting principles.

        (h) The Project consists of those facilities described in Exhibit A hereto and the Borrower shall make no changes to the Project or to the operation thereof which would adversely affect the qualification of the Project under the Act or impair the Tax-exempt status of the Bonds. In particular, the Borrower has complied and shall comply with all requirements set forth in the Tax Certificate which is hereby incorporated by reference herein. The Borrower intends to utilize the Project as water distribution facilities until the principal of, the premium, if any, and the interest on the Bonds shall have been paid.

        (i) The Project consists of water mains and related water distribution facilities as described in the Tax Certificate.

        (j) The economic useful life of the Project is as set forth in the Tax Certificate.

        (k) To the best knowledge of the Borrower, no member, officer or other official of the Authority has any interest whatsoever in the Borrower or in the transactions contemplated by this Agreement.

        (l) The Borrower has and will have title to the Project sufficient to carry out the purposes of this Agreement.

        (m) At the time of submission of an application to the Authority for financial assistance in connection with the Project and on the date on which the Authority took action on such application, permanent financing for the Project had not otherwise been obtained or arranged.

        (n) All certificates, approvals, permits and authorizations with respect to the construction of the Project of agencies of applicable local governments, the State of California and the federal government, which are required to be obtained as of the date of this Agreement, have been obtained, and the Borrower has no reason to believe that any other such certificates, approvals, permits or authorizations with respect to the construction of the Project will not be obtained in due course.

        (o) No event has occurred and no condition exists which would constitute an Event of Default or which, with the passing of time or with the giving of notice or both. would become such an Event of Default.


                                   ARTICLE III

               CONSTRUCTION OF THE PROJECT; ISSUANCE OF THE BONDS

        SECTION 3.1. AGREEMENT TO CONSTRUCT THE PROJECT. The Borrower agrees that it will acquire, construct and install, or complete or cause the completion of the acquisition, construction and installation of the Project, and will acquire, construct and install or cause the acquisition, construction and installation of all other facilities and real and personal property deemed necessary for the operation of the Project, substantially in accordance with the plans and specifications prepared therefor by the Borrower and approved by the Authority, including any and all supplements, amendments and additions or deletions thereto or therefrom, it being understood that the approval of the Authority shall not be required for changes in such plans and specifications which do not materially alter the purpose and description of the Project as set forth in Exhibit A hereto.

        In the event that the Borrower desires to amend or supplement the Project, and such amendment or supplement materially alters the purpose and description of the Project as described in Exhibit A hereto, and the Authority approves of such amendment or supplement, which approval will not be unreasonably withheld, the Authority will enter into, and will instruct the Trustee to consent to, such amendment or supplement upon receipt of:

        (i) a certificate of the Authorized Borrower Representative describing in detail the proposed changes and stating that they will not have the effect of disqualifying the Project as a facility that may be financed pursuant to the Act;

        (ii) a copy of the proposed form of amended or supplemented Exhibit A hereto; and

        (iii) an opinion of Bond Counsel that such proposed changes will not affect the Tax-exempt status of interest on the Bonds.

        SECTION 3.2. AGREEMENT TO ISSUE BONDS; APPLICATION OF BOND PROCEEDS. To provide funds to finance the Cost of the Project, the Authority agrees that it will issue under the Indenture, sell and cause to be delivered to the purchasers thereof, the Bonds, bearing interest and maturing as provided in the Indenture, subject to the Borrower's final approval of the interest rates. The Authority will thereupon deposit the proceeds received from the sale of the Bonds as provided in the Indenture.

        SECTION 3.3. DISBURSEMENTS FROM THE CONSTRUCTION FUND. (a) The Borrower will authorize and direct the Trustee, upon compliance with Section 3.03 of the Indenture, to disburse the moneys in the Construction Fund to or on behalf of the Borrower only for the following purposes, subject to the provisions of
Section 3.5 hereof.

        (i) Payment to the Borrower of such amounts, if any, as shall be necessary to reimburse the Borrower in full for all advances and payments made by it, at any time prior to or after the delivery of the Bonds, in connection with (A) the preparation of plans and specifications for the Project (including any preliminary study or planning of the Project or any aspect thereof) and ~) subject to any limitation imposed by subsection ~) hereof, the acquisition, construction and installation of the Project.

        (ii) Payment for labor, services, materials and supplies used by or furnished to the Borrower to improve the site and to acquire and construct the Project, as provided in the plans, specifications and work orders therefor; payment of the costs of acquiring, constructing and installing utility services or other related facilities; payment of the costs of acquiring all real and personal property deemed necessary to construct the Project; and payment of the miscellaneous expenses incidental to any of the foregoing items.

        (iii) Payment of the fees, if any, of architects, engineers, legal counsel and supervisors expended in connection with the acquisition and construction of the Project.

        (iv) Payment of taxes, including property taxes, assessments and other charges, if any, payable during the period of construction with respect to the Project, or reimbursement thereof, if paid by the Borrower.

        (v) Payment of expenses incurred in seeking to enforce any remedy against any contractor or subcontractor in respect of any default under a contract relating to the acquisition, construction or installation of the Project.

        (vi) Interest paid during the Construction Period and properly allocable to the Project, to the extent of the portion of the Project which has not been completed as of the date of accrual of any such interest costs and other interest paid in respect of the Bonds.

        (vii) Payment of any other Cost of the Project permitted by the Tax Certificate but not including any Costs of Issuance).

        (b) All moneys remaining in the Construction Fund after the Completion Date and after payment or provision for payment of all other items provided for in the preceding subsection (a) of this Section, shall be used in accordance with Section 3.03 of the Indenture.

        Each of the payments referred to in this Section 3.3 shall be made upon receipt by the Trustee of a written requisition in the form prescribed by
Section 3.03 of the Indenture, signed by the Authorized Borrower Representative.

        SECTION 3.4. ESTABLISHMENT OF COMPLETION DATE; OBLIGATION OF BORROWER TO COMPLETE. As soon as the Project is completed, the Authorized Borrower Representative, on behalf of the Borrower, shall evidence the Completion Date by providing a certificate to the Trustee and the Authority stating the Cost of the Project and further stating that (i) construction of the Project has been completed substantially in accordance with the plans, specifications and work orders therefor, as such may be amended or supplemented from time to time as provided for herein, and all labor, services, materials and supplies used in construction have been paid for, and (Ii) all other facilities necessary in connection with the Project have been acquired, constructed and installed in accordance with the plans and specifications and work orders therefor and all costs and expenses incurred in connection therewith have been paid. Notwithstanding the foregoing, such certificate may state that it is given without prejudice to any rights of the Borrower against third parties for the payment of any amount not then due and payable which exist at the date of such certificate or which may subsequently exist.

        At the time such certificate is delivered to the Trustee, moneys remaining in the Construction Fund (other than moneys relating to provisional payments permitted by Section 3.3), including any earnings resulting from the investment of such moneys, shall be used as provided in Section 3.03 of the Indenture.

        In the event the moneys in the Construction Fund available for payment of the Cost of the Project should be insufficient to pay the costs thereof in full, the Borrower agrees to pay directly, or to deposit in the Construction Fund moneys sufficient to pay, any costs of completing the Project in excess of the moneys available for such purpose in the Construction Fund. The Authority makes no express or implied warranty that the moneys deposited in the Construction Fund and available for payment of the Cost of the Project, under the provisions of this Agreement, will be sufficient to pay all the amounts which may be incurred for the Project. The Borrower agrees that if, after exhaustion of the moneys in the Construction Fund, the Borrower should pay, or deposit moneys in the Construction Fund for the payment of, any portion of the Cost of the Project pursuant to the provisions of this Section, it shall not be entitled to any reimbursement therefor from the Authority, from the Trustee or from the holders of any of the Bonds, nor shall it be entitled to any diminution of the amounts payable under Section 4.2 hereof.

        SECTION 3.5. INVESTMENT OF MONEYS IN FUNDS. Any moneys in any fund held by the Trustee shall, at the written request of the Authorized Borrower Representative, be invested or reinvested by the Trustee as provided in the Indenture. Such investments shall be held by the Trustee and shall be deemed at all times a part of the fund from which such investments were made, and the interest accruing thereon, and any profit or loss realized therefrom, except as otherwise provided in the Indenture shall be credited or charged to such fund.

        SECTION 3.6. SPECIAL TAX CERTIFICATIONS. The Borrower confirms the representations set forth in, and covenants that it will comply with the requirements and conditions of, the Tax Certificate, incorporated in its entirety herein by reference. The Borrower covenants and agrees that it will not use or permit the use by any person of any of the funds provided by the Authority hereunder or any other of its funds, directly or indirectly, or direct the Trustee to invest any funds held by it under the Indenture or this Agreement, in such manner as would, or enter into, or allow any 1'related person" (as defined in Section 144(a)(3) of the Code) to enter into, any arrangement, formal or informal, that would, cause any Bond to be an "arbitrage bond" within the meaning of Section 148(a) of said Code. The Borrower acknowledges having read Sections 5.07 and 6.06~of the Indenture and agrees to perform all duties imposed upon it by such Sections 5.07 and 6.06 of the Indenture and by the Tax Certificate. Insofar as said Sections 5.07 and 6.06 of the Indenture and the Tax Certificate impose duties and responsibilities on the Borrower, they are specifically incorporated herein by reference, except to the extent that they may be amended or modified upon the Opinion of Bond Counsel that any such amendment or modification will not adversely affect the Tax-exempt status of the Bonds.


                                   ARTICLE IV

                     LOAN OF PROCEEDS; REPAYMENT PROVISIONS

        SECTION 4.1. LOAN OF BOND PROCEEDS. The Authority covenants and agrees, upon the terms and conditions in this Agreement, to make a loan to the Borrower for the purpose of financing the Cost of the Project. Pursuant to said covenant and agreement, the Authority will issue the Bonds upon the terms and conditions contained in this Agreement and the Indenture and will cause the Bond proceeds to be applied as provided in Article III of the Indenture. Such proceeds shall be disbursed in accordance with the Indenture and Section 3.3 hereof.

        SECTION 4.2. REPAYMENT AND PAYMENT OF OTHER AMOUNTS PAYABLE. To secure and provide for the repayment of the loan made hereunder, the Borrower hereby agrees to make the payments required by this Section as Repayment Installments on such loan.

         (a) The Borrower covenants and agrees to pay to the Trustee as a Repayment Installment on the loan to the Borrower from Bond proceeds pursuant to
Section 4.1 hereof, on each date provided in or pursuant to the Indenture for the payment of principal (whether at maturity or upon redemption or acceleration) of, premium, if any, and/or interest on the Bonds, until the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, in immediately available funds, for deposit in the Bond Fund, a sum equal to the amount payable on such interest or principal payment or redemption or acceleration date as principal of (whether at maturity or upon redemption or acceleration), premium, if any, and interest on the Bonds as provided in the Indenture.

        Each payment made pursuant to this Section 4.2(a) shall at all times be sufficient to pay the total amount of interest and principal (whether at maturity or upon redemption or acceleration) and premium, if any, payable on the Bonds on the date of payment of principal or interest, as the case may be; provided that any amount held by the Trustee in the Bond Fund on any due date for a Repayment Installment hereunder shall be credited against the installment due on such date to the extent available for such purpose; and provided further that, subject to the provisions of this paragraph, if at any time the Borrower determines that amounts held by the Trustee in the Bond Fund are sufficient to pay all of the principal of and interest and premium, if any, on the Bonds as such payments become due, the Borrower shall be relieved of any obligation to make any further payments under the provisions of this Section. Notwithstanding the foregoing, if on any date the amount held by the Trustee in the Bond Fund is insufficient to make any required payments of principal of (whether at maturity or upon redemption or acceleration) and interest and premium, if any, on the Bonds as such payments become due, the Borrower shall forthwith pay such deficiency as a Repayment Installment hereunder.

        In addition, the Borrower agrees to provide for the issuance of, and cause to be delivered to the Trustee on the Issue Date, the Bond Insurance Policy to secure the payment of principal of and interest on the Bonds as set forth in the Indenture. If at any time after the Bonds are issued, the Borrower does not intend or will be unable to make a Repayment Installment due hereunder, it shall notify the Bond Insurer of its failure or inability to make such payment not less than two (2) days prior to the date on which such payment is due.

        (b) The Borrower also agrees to pay to the Trustee until the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made as required by the Indenture, in accordance with the letter proposal of the Trustee presented and agreed to by the Borrower prior to the issuance of the Bonds, (i) the annual fee of the Trustee for its ordinary services rendered as trustee, and its ordinary expenses incurred under the Indenture, as and when the same become due, (ii) the reasonable fees, charges and expenses of the Trustee, as registrar, as provided in the Indenture, as and when the same become due, (iii) the reasonable fees, charges and expenses of the Trustee, as paying agent, for the necessary extraordinary services rendered by it and extraordinary expenses incurred by it under the Indenture, as and when the same become due, (iv) the cost of printing any Bonds required to be furnished by the Authority, expenses of collection, just and reasonable compensation to the Trustee for its services and the services of counsel, agents and employees by it properly engaged and employed, and all other expenses and liabilities reasonably incurred in connection with the Bonds and the Project, and (v) any amounts required to be deposited in the Rebate Fund to comply with the provisions of Section 3.6 hereof and Sections
5.07 and 6.06 of the Indenture. The Trustee shall submit written invoices to the Borrower regarding all of the foregoing fees and expenses of the Trustee.

        (c) The Borrower also agrees to pay, (i) at the time of Bond closing, all expenses required to be paid by the Borrower under the terms of the Contract of Purchase, including the premium and all costs related to the Bond Insurance Policy, and the Authority's administrative fee in the amount of one-half of one percent of the original principal amount of the Bonds (less any amounts previously paid by the Borrower to the Authority); (ii) on or after the date of Bond closing, on the request of the Authority, the Authority's Small Business Assistance Fund fee pursuant to Section 44548(a) of the

California Health and Safety Code, in the amount calculated by the Authority; and (~) all reasonable expenses of the Authority related to the Project which are not otherwise required to be paid by the Borrower under the terms of this Agreement; provided that the Authority shall have obtained the prior written approval of the Authorized Borrower Representative for any expenditures other than those provided for herein or in the Contract of Purchase.

        (d) In the event the Borrower should fall to make any of the payments required by subsections (a) through (c) of this Section, such payments shall continue as obligations of the Borrower until such amounts shall have been fully paid. The Borrower agrees to pay overdue payments under subsection (a) above, together with interest thereon until paid, to the extent permitted by law, at the rate of interest per annum borne by the Bonds or, if less, at the maximum rate permitted by law. Interest on overdue payments required under subsection
(a) above shall be paid to Bondholders as provided in the Indenture.

        SECTION 4.3. UNCONDITIONAL OBLIGATION. The obligations of the Borrower to make the payments required by Section 4.2 hereof and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional, irrespective of any defense or any rights of set-off, recoupment or counterclaim it might otherwise have against the Authority, and during the term of this Agreement, the Borrower shall pay absolutely net the payments to be made on account of the loan as prescribed in Section 4.2 and all other payments required hereunder, free of any deductions and without abatement, diminution or set-off. Until such time as the principal of, premium, if any, and interest on the Bonds shall have been fully paid, or provision for the payment thereof shall have been made as required by the Indenture, the Borrower (i) will not suspend or discontinue any payments provided for in Section 4.2 hereof; (;1) will perform and observe all of its other covenants contained in this Agreement; and
(ill) except as provided in Article VII hereof, will not terminate this Agreement for any cause, including, without limitation, failure to complete the Project, the occurrence of any act or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State of California or any political subdivision or either of these, or any failure of the Authority or the Trustee to perform and observe any covenant, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement or the Indenture, except to the extent permitted by this Agreement.

        SECTION 4.4. ASSIGNMENT OF AUTHORITY'S RIGHTS. As security for the payment of the Bonds, the Authority will assign to the Trustee the Authority's rights under this Agreement, including the right to receive payments hereunder (except the right of the Authority to receive certain payments, if any, with respect to expenses and indemnification under Sections 4.2~) and (c), 6.3, 8.2 and 8.3 hereof), and the Authority hereby directs the Borrower to make the payments required hereunder (except such payments for expenses and indemnification) directly to the Trustee. The Borrower hereby assents to such assignment and agrees to make payments directly to the Trustee without defense or set-off by reason of any dispute between the Borrower and the Authority or the Trustee.

        SECTION 4.5. AMOUNTS REMAINING IN FUNDS. It is agreed by the parties hereto that after payment in full of (i) the Bonds, or after provision for such payment shall have been made as provided in the Indenture, (ii) the fees, charges and expenses of the Trustee, paying agents and the

Authority in accordance with the Indenture and (ill) all other amounts required to be paid under this Agreement and the Indenture including, without limitation, amounts required to be paid from the Rebate Fund, any amounts remaining in any fund held by the Trustee under the Indenture shall belong to the Borrower and be paid to the Borrower by the Trustee.


                                    ARTICLE V

                        SPECIAL COVENANTS AND AGREEMENTS

        SECTION 5.1. POWER TO ESTABUSH CHARGES AND COLLECT AMOUNTS. The Borrower has, and shall maintain as long as any Bonds are Outstanding, the lawful power to establish charges and cause to be collected amounts with respect to the Project.

        SECTION 5.2. RIGHT OF ACCESS TO THE PROJECT. The Borrower agrees that during the term of this Agreement the Authority, the Trustee and the duly authorized agents of either of them shall have the right at all reasonable times during normal business hours, upon reasonable notice to the Borrower, to enter upon the site of the Project to examine and inspect the Project; provided, however, that this right is subject to federal and State laws and regulations applicable to the site of the Project and may be exercised only for the purpose of carrying out the duties of the Authority and the Trustee, respectively, hereunder and under the Indenture. The rights of access hereby reserved to the Authority and the Trustee may be exercised only after such agent shall have executed release of liability and secrecy agreements if requested by the Borrower in the form then currently used by the Borrower, and nothing contained in this Section or in any other provision of this Agreement shall be construed to entitle the Authority or the Trustee to any information or inspection involving the confidential know-how of the Borrower.

        SECTION 5.3. THE BORROWER'S MAINTENANCE OF ITS EXISTENCE; ASSIGNMENTS.
(a) To the extent permitted or required by law and its articles of incorporation, the Borrower agrees that during the term of this Agreement it will maintain its existence as a corporation, will continue to maintain its status as a corporation in good standing in the State, will not dissolve or otherwise dispose of all or substantially all of its assets and will not combine or consolidate with or merge into another person or permit one or more persons to consolidate with or merge into it; provided, however, that if the Borrower has obtained the prior written consent of the Authority, which consent shall not be unreasonably withheld, the Borrower may so combine, consolidate with, or merge into another person legally existing under the laws of one of the states of the United States, or permit one or more persons to consolidate with or merge into it, or sell or otherwise transfer to another person all or substantially all of its assets as an entity and thereafter dissolve. The consent of the Authority shall be given within 30 days after written evidence acceptable to the Authority is provided by the Borrower to demonstrate that (i) the surviving, resulting or transferee person, as the case may be, assumes and agrees in writing to pay and perform all of the obligations of the Borrower hereunder,
(ii) the surviving, resulting or transferee person, as the case may be, qualifies to do business in the State, (iii) the resulting or transferee person shall have a net worth (as determined in accordance with generally accepted accounting principles) immediately after such consolidation, merger, sale or transfer greater than or equal to 95 % of the net worth of the Borrower at the end of the fiscal quarter immediately preceding the effective date of such consolidation, merger, sale or transfer, and (iv) the credit rating on the Bonds, as determined by the bond rating service then rating the Bonds, shall remain at the same rating level, or a higher rating level, as the rating level of the Bonds immediately prior to the effective date of such consolidation, merger, sale or transfer. If the Authority does not act within 30 days after such written evidence is received, such consent shall be deemed to be given.

        Within 10 business days of the consummation of the merger (other than a merger involving the Borrower and any wholly-owned subsidiary of the Borrower) or other transaction, the Borrower shall provide the Authority with counterpart copies of the merger instruments, or other documents constituting the transaction, including (A) copies of the instruments of assumption referred to in (i) above, and (B) evidence of qualification as referred to in (ii) above. The Borrower shall also at such time provide the Authority with an opinion of counsel satisfactory to the Authority that the Borrower has complied with all of the provisions of this Section 5.3(a). In the case of a merger involving the Borrower and any wholly-owned subsidiary of the Borrower, the Borrower shall send the Authority a notice of such merger within 10 business days after its completion, together with an opinion of counsel as described in the preceding sentence. The Borrower shall provide the Authority with at least 30 days' written notice prior to the consummation of any merger or other transaction described in (iii) above. At such time the Borrower shall provide the Authority with drafts of the documents of assumption and the legal opinion referred to above, and with copies of pro forma financial statements showing expected compliance with the requirements of (iii) above. The Borrower agrees to provide such other information as the Authority may reasonably request in order to assure compliance with this Section 5.3(a).

        Notwithstanding any other provisions of this Section 5.3(a), the Borrower need not comply with any of the provisions of Section 5.3(a) above if, at the time of such merger, combination, sale of assets, dissolution or reorganization, the Bonds will be defeased as provided in Article X of the Indenture.

        (b) The rights and obligations of the Borrower under this Agreement may be assigned by the Borrower to any person m whole or in part, subject, however, to each of the following conditions:

                (i) No assignment other than pursuant to subsection (a) of this Section shall relieve the Borrower from primary liability for any of its obligations hereunder, and in the event of any assignment not pursuant to subsection (a) of this Section the Borrower shall continue to remain primarily liable for the payments specified in Section 4.2 hereof and for performance and observance of the other agreements on its part herein provided to be performed and observed by it.

                (ii) Any assignment from the Borrower shall retain for the Borrower such rights and interests as will permit it to perform its obligations under this Agreement, and any assignee from the Borrower shall assume in writing the obligations of the Borrower hereunder to the extent of the interest assigned.

                (iii) The Borrower shall give the Authority thirty-days notice of any assignment, (other than pursuant to subsection (a) above) and shall, within thirty days after delivery of any assignment, furnish or cause to be furnished to the Authority and the Trustee a true and complete copy of each such assignment together with an instrument of assumption, and an Opinion of Counsel satisfactory to the Authority that the Borrower has complied with the provisions of this Section 5.3(b).

        SECTION 5.4. RECORDS AND FINANCIAL STATEMENTS OF BORROWER. The Borrower shall deliver to the Trustee and, to the extent requested in writing, to the Authority, the following:

        (a) As soon as available, but in no event more than one-hundred and twenty (120) days after the end of each fiscal year, copies of the Borrower's statements of operation for such fiscal year, financial statements of cash flows for such fiscal year, all prepared in accordance with generally accepted accounting principles applicable to the Borrower, and setting forth in each case in comparative form the figures for the previous fiscal year. All financial statements shall be certified by independent certified public accountants of national standing, showing the financial condition of the Borrower at the close of such fiscal year and the results of Project operations during such fiscal year;

        (b) Simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a certificate of an Authorized Borrower Representative stating whether there exists on the date of such certificate any circumstance known to the Borrower that, with the passage of time or the giving of notice constitutes or would constitute an Event of Default and, if any circumstance known to the Borrower that, with the passage of time or the giving of notice constitutes or would constitute an Event of Default exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto (this certificate shall always be delivered to the Authority);

        (c) Simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement (for so long as such statements are routinely provided by the independent public accountant certifying the financial statements in Section 5.4(a) to its clients) of the firm of independent public accountants which reported on such statements advising that nothing has come to their attention to cause them to believe that there existed on the date of such statements any Event of Default; provided, that failure to obtain and deliver such a certificate shall not be a default under Article VI;

        (d) Forthwith upon the occurrence of any circumstance known to the Borrower that, with the passage of time or the giving of notice, constitutes or would constitute an Event of Default, a certificate of an Authorized Borrower Representative setting forth the details thereof and the action which the Borrower is taking or proposes with respect thereto; provided that a cure of any occurrence for which notice pursuant to this clause should be given will cure any failure of the notice provisions of this clause;

        (e) From time to time, such additional information regarding the financial position or business operations of the Borrower, as the Trustee or the Authority may reasonably request; and

        (f) At the same time as the financial statements are delivered pursuant to clause (a) above, a certificate of an Authorized Borrower Representative stating that all routine and major maintenance to the Project has been performed.

        SECTION 5.5. MAINTENANCE AND REPAIR; TAXES; UTILITY AND OTHER CHARGES; INSURANCE. The Borrower agrees to maintain, to the extent permitted or required by applicable law and regulation, the Project, or cause the Project to be so maintained, during the term of this Agreement (i) in as reasonably safe condition as its operations shall permit and (ii) in good repair and in good operating condition, ordinary wear and tear excepted, mailing from time to time all necessary repairs thereto and renewals and replacements thereof.

        The Borrower agrees to pay or cause to be paid during the term of this Agreement all taxes, governmental charges of any kind lawfully assessed or levied upon the Project or any part thereof, including any taxes levied against the Project which, if not paid, will become a charge on the receipts from the Project prior to or on a parity with the charge thereon and the pledge or assignment thereof to be created therefrom or under this Agreement, all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project and all assessments and charges lawfully made by any governmental body for public improvements that may be secured by a lien on the Project, provided that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Borrower shall be obligated to pay only such installments as are required to be paid during the term of this Agreement. The Borrower may, at the Borrower's expense and in the Borrower's name, in good faith, contest any such taxes, assessments and other charges and, in the event of any such contest, may permit the taxes, assessments or other charges so contested to remain unpaid during that period of such contest and any appeal therefrom unless by such nonpayment the Project or any part thereof will be subject to loss or forfeiture.

        The Borrower agrees that it will keep, or cause to be kept (i) the Project insured against such risks and in such amounts and for such occurrences as similar properties are usually insured by companies similarly situated against loss or damage of the kinds usually insured against by companies similarly situated, either by means of policies issued by reputable insurance companies or, at Borrower's election, partially or wholly by means of an adequate self-insurance program, and (ii) insurance against all direct or contingent loss or liability for personal injury, death or property damage occasioned by the operation of the Project, which insurance may be a part of the policy or policies of insurance customarily maintained by the Borrower in connection with its general property and liability insurance upon all of the plants and properties operated by it (including such deductibles as may be provided in said policies).

        SECTION 5.6. TAX-EXEMPT STATUS OF BONDS. It is the intention of the parties hereto that interest on the Bonds shall be and remain Tax-exempt and to that end the covenants and agreements of the Authority and the Borrower in this Section are for the benefit of the Trustee and each and every holder of the Bonds.

        The Borrower represents and warrants that substantially all of the proceeds of the Bonds will be used with respect to the Project as more specifically set forth in the Tax Certificate.

        The Authority covenants and agrees that it has not taken and will not take any action which results in interest paid on the Bonds not being Tax-exempt to the holders of the Bonds, and the Borrower covenants and agrees that it has not taken or permitted to be taken and will not take or permit to be taken any action which will cause the interest on the Bonds not to be Tax-exempt to the holders thereof; provided that neither the Borrower nor the Authority shall have violated these covenants if the interest on any of the Bonds becomes taxable to a person solely because such person is a "substantial user" of the Project or a "related person" within the meaning of Section 147(a) of the Code; and provided further that none of the covenants and agreements herein contained shall require either the Borrower or the Authority to enter an appearance or intervene in any administrative, legislative or judicial proceeding in connection with any changes in applicable laws, rules or regulations or in connection with any decisions of any court or administrative agency or other governmental body affecting the taxation of interest on the Bonds.

        SECTION 5.7. NOTICE AND CERTIFICATES TO TRUSTEE. The Borrower hereby agrees to provide the Trustee with the following:

        (a) On or before the fifth business day following June 30 and December 31 of each year (commencing June 30, 1997) in which any of the Bonds are outstanding a certificate of an officer of the Borrower that: (i) all payments required under this Agreement have been made and (ii) any applicable third party credit support will continue in full force during the succeeding twelve months, or explaining why not;

        (b) Within one hundred twenty (120) days of the end of the fiscal year of the Borrower, (i) a certificate of an officer of the Borrower to the effect that to the best of such officer's knowledge, there exists no event of default or potential default (which exists or which has previously occurred) and (ii) the audited annual report of the Borrower;

        (c) Upon knowledge of an Event of Default under this Agreement or the Indenture, notice of such Event of Default, such notice to include a description of the nature of such event and what steps are being taken to remedy such Event of Default; and

        (d) At the time of filing the certificates referred to in (a) above, a written disclosure of any significant change known to the Borrower that occurs which would adversely impact the Trustee's ability to perform its duties under the Indenture, or of any conflicts which may result because of other business dealings between the Trustee and the Borrower.

        SECTION 5.8. CONTINUING DISCLOSURE. The Borrower hereby covenants and agrees that it will comply with and carry out all of the provisions of the Continuing Disclosure Agreement. Notwithstanding any other provision of this Loan Agreement, failure of the Borrower to comply with the Continuing Disclosure Agreement shall not be considered an Event of Default hereunder; however, the Trustee shall at the request of any Participating Underwriter (as defined in the Continuing Disclosure Agreement) or the Holders of at least 25 % aggregate principal amount in Outstanding Bonds (upon receipt of satisfactory indemnification), or any Bondholder or Beneficial Owner may take such actions as may be necessary and appropriate, including seeking specific performance by court order, to cause the Borrower to comply with its obligations under this Section. For purposes of this Section, "Beneficial Owner" means any person which has the power, directly or indirectly, to vote or consent with respect to, or to dispose of ownership of, any Bonds (including persons holding Bonds through nominees, depositories or other intermediaries).

        SECTION 5.9. QUALIFICATION IN CALIFORNIA. The Borrower agrees that throughout the term of this Agreement it, or any successor or assignee as permitted by Section 5.3, will be qualified to do business in the State.


                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

        SECTION 6.1. EVENTS OF DEFAULT. Any one of the following which occurs and continues shall constitute an Event of Default:

        (a) failure by the Borrower to pay any amounts required to be paid under
Section 4.2(a) hereof which failure causes an Event of Default under the Indenture;

        (b) failure of the Borrower to observe and perform any covenant, condition or agreement on its part required to be observed or performed by this Agreement, other than making the payments referred to in (a) above, which continues for a period of 30 days after written notice, which notice shall specify such failure and request that it be remedied, given to the Borrower by the Authority or the Trustee, unless the Authority and the Trustee shall agree in writing to an extension of such time; provided, however, that if the failure stated in the notice cannot be corrected within such period, the Authority and the Trustee will not unreasonably withhold their consent to an extension of such time if corrective action is instituted within such period and diligently pursued until the default is corrected; or

        (c) an Act of Bankruptcy of the Borrower.

        The provisions of subsection (b) of this Section are subject to the limitation that the Borrower shall not be deemed in default if and so long as the Borrower is unable to carry out its agreements hereunder by reason of strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States or of the State of California or any of their departments, agencies or officials, or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquake; fife; hurricanes; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery, transmission pipes or canals; partial or entire failure of utilities; or any other cause or event not reasonably within the control of the Borrower; it being agreed that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Borrower, and the Borrower shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is, in the judgment of the Borrower, unfavorable to the Borrower. This limitation shall not apply to any default under subsections (a) or (c) of this Section.

        SECTION 6.2. REMEDIES ON DEFAULT. Whenever any Event of Default shall have occurred and shall continue:

        (a) The Trustee, by written notice to the Borrower, shall declare the unpaid balance of the loan payable under Section 4.2(a) of this Agreement to be due and payable immediately, if concurrently with or prior to such notice the unpaid principal amount of the Bonds shall have been declared to be due and payable. Upon any such declaration such amount shall become and shall be immediately due and payable as set forth in Section 7.01 of the Indenture.

        (b) The Trustee may have access to and may inspect, examine and make copies of the books and records and accounts, data and federal income tax and other tax returns of the Borrower.

        (c) The Authority or the Trustee may take whatever action at law or in equity as may be necessary or desirable to collect the payments and other amounts then due and thereafter to become due or to enforce performance and observance of any obligation, agreement or covenant of the Borrower under this Agreement. Nothing in Section 4.4 of this Agreement shall be deemed to limit the rights of the Authority under this Section 6.2(c); provided that, the Authority will not exercise any remedies, with respect to any of the Authority's rights assigned to the Trustee pursuant to Section 4.4 of this Agreement unless, in the Authority's reasonable judgment and after written request to the Trustee, the Trustee has failed to enforce such rights.

        In case the Trustee or the Authority shall have proceeded to enforce its rights under this Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee or the Authority, then, and in every such case, the Borrower, the Trustee and the Authority shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Borrower, the Trustee and the Authority shall continue as though no such action had been taken.

        The Borrower covenants that, in case an Event of Default shall occur with respect to the payment of any Repayment Installment payable under Section 4.2(a) hereof, then, upon demand of the Trustee, the Borrower will pay to the Trustee the whole amount that then shall have become due and payable under said Section, with interest, to the extent permitted by law, on the amount then overdue at the rate of interest per annum borne by the Bonds until such amount has been paid.

        In case the Borrower shall fall forthwith to pay such amounts upon such demand, the Trustee shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Borrower and collect in the manner provided by law the moneys adjudged or decreed to be payable.

        In case proceedings shall be pending for the bankruptcy or for the reorganization of the Borrower under the federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Borrower or in the case of any other similar judicial proceedings relative to the Borrower, or the creditors or property of the Borrower, then the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount owing and unpaid pursuant to this Agreement and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee allowed in such judicial proceedings relative to the Borrower, its creditors or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute such amounts as provided in the Indenture after the deduction of its charges and expenses. Any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Trustee, and to pay to the Trustee any amount due it for compensation and expenses, including expenses and fees of counsel incurred by it up to the date of such distribution.

        SECTION 6.3. AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES. In the event the Borrower should default under any of the provisions of this Agreement and the Authority or the Trustee should employ attorneys or incur other expenses for the collection of the payments due under this Agreement or the enforcement of performance or observance of any obligation or agreement on the part of the Borrower herein contained, the Borrower agrees to pay to the Authority or the Trustee the reasonable fees of such attorneys and such other expenses so incurred by the Authority or the Trustee.

        SECTION 6.4. NO REMEDY EXCLUSIVE. No remedy herein conferred upon or reserved to the Authority or the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Authority or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. Such rights and remedies as are given the Authority hereunder shall also extend to the Trustee, and the Trustee and the holders of the Bonds shall be deemed third party beneficiaries of all covenants and agreements herein contained.

        SECTION 6.5. NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER. In the event any agreement or covenant contained in this Agreement should be breached by the Borrower and thereafter waived by the Authority or the Trustee, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.


                                   ARTICLE VII

                                   PREPAYMENT

        SECTION 7.1. REDEMPTION OF BONDS WITH PREPAYMENT MONEYS. By virtue of the assignment of the rights of the Authority under this Agreement to the Trustee as is provided in Section 4.4 hereof, the Borrower agrees to and shall pay directly to the Trustee any amount permitted or required to be paid by it under this Article VII. The Trustee shall use the moneys so paid to it by the Borrower to redeem the Bonds on the date set for such redemption pursuant to
Section 7.5 hereof.

        SECTION 7.2. OPTIONS TO PREPAY INSTALLMENTS. The Borrower shall have the option to prepay the amounts payable under Section 4.2 hereof with respect to the Bonds, in whole or in part, by paying to the Trustee, for deposit in the Bond Fund, the amount set forth in Section 7.4 hereof, under circumstances set forth in Section 4.01(a) of the Indenture. The Borrower shall notify the Trustee and the Authority in writing of its election to prepay the amounts payable hereunder and direct the Trustee to cause the Bonds to be redeemed on a date specified, which shall be at least 45 days after the date of such notice.

        SECTION 7.3. MANDATORY PREPAYMENT. The Borrower shall have and hereby accepts the obligation to prepay Repayment Installments with respect to the Bonds to the extent mandatory redemption of the Bonds is required pursuant to
Section 4.01(1,) of the Indenture and upon the occurrence of any of the following events:

        (i) all or substantially all of the properties of the Borrower shall be sold or taken through the exercise of the right of eminent domain or the right to purchase by any municipal or governmental body or agency; or

        (ii) a Determination of Taxability.

        In the case of any of the events stated in this Section 7.3, the Borrower must satisfy its obligation by prepaying within 180 days after such event, such prepayment date to be specified in writing by the Borrower to the Trustee and the Authority at least 45 days in advance.

        The amount payable by the Borrower m the event of a prepayment required by this Section shall be determined as set forth in Section 7.4 and shall be deposited in the Bond Fund.

        SECTION 7.4. AMOUNT OF PREPAYMENT. In the case of a prepayment of the entire amount due hereunder with respect to the Bonds pursuant to Section 7.2 or
7.3 hereof, the amount to be paid shall be a sum sufficient, together with other funds and the yield on any securities deposited with the Trustee and available without reinvestment for such purpose, to pay (1) the principal of all Bonds outstanding on the redemption date specified in the notice of redemption, plus interest accrued and to accrue to the payment or redemption date of the Bonds, plus premium, if any, required pursuant to the Indenture, (2) all reasonable and necessary fees and expenses of the Authority, the Trustee and any paying agent accrued and to accrue through final payment of the Bonds and (3) all other liabilities of the Borrower accrued and to accrue with respect to the Bonds under this Agreement.

        In the case of partial prepayment of the Repayment Installments, the amount payable shall be a sum sufficient, together with other funds deposited with the Trustee and available without reinvestment for such purpose, to pay the principal amount of and premium, if any, and accrued interest on the Bonds to be redeemed, as provided in the Indenture, and to pay the expenses of redemption of the Bonds.

        SECTION 7.5. NOTICE OF PREPAYMENT. To exercise an option granted in or to perform an obligation required by this Article VII, the Borrower shall give written notice at least fifteen (15) days prior to the last day by which the Trustee is permitted to give notice of redemption pursuant to

Section 4.03 of the Indenture to the Authority and the Trustee specifying the date upon which any prepayment will be made. If the Borrower fails to give such notice of a prepayment required by this Section 7.5, such notice may be given by the Authority, by the Trustee or by any holder or holders of 10% or more in aggregate principal amount of the Bonds outstanding. The Authority and the Trustee, at the request of the Borrower or any such Bondholder, shall forthwith take all steps necessary under the applicable provisions of the Indenture (except that neither the Authority nor the Trustee shall be required to make payment of any money required for such redemption) to effect redemption of all or part of the then outstanding Bonds, on the earliest practicable date thereafter on which such redemption may be made under applicable provisions of the indenture.


                                  ARTICLE VIII

              NON-LIABILITY OF AUTHORITY; EXPENSES; INDEMNIFICATION

        SECTION 8.1. NON-LIABILITY OF AUTHORITY. The Authority shall not be obligated to pay the principal of, or premium, if any, or interest on the Bonds, except from Revenues. The Borrower hereby acknowledges that the Authority's sole source of moneys to repay the Bonds will be provided by the payments made by the Borrower pursuant to this Agreement, together with other Revenues, including investment income on certain funds and accounts held by the Trustee under the Indenture, and hereby agrees that if the payments to be made hereunder shall ever prove insufficient to pay all principal of, and premium, if any, and interest on the Bonds as the same shall become due (whether by maturity, redemption, acceleration or otherwise), then upon written notice from the Trustee, the Borrower shall pay such amounts as are required from time to time to prevent any deficiency or default in the payment of such principal, premium, if any, or interest, including, but not limited to, any deficiency caused by acts, omissions, nonfeasance or malfeasance on the part of the Trustee, the Borrower, the Authority or any third party.

        SECTION 8.2. EXPENSES. The Borrower covenants and agrees to pay and to indemnify the Authority and the Trustee against all costs and charges, including reasonable fees and disbursements of attorneys, accountants, consultants and other experts, incurred in good faith in connection with this Agreement, the Bonds or the Indenture.

        SECTION 8.3. INDEMNIFICATION. The Borrower releases the Authority and the Trustee from, and covenants and agrees that neither the Authority nor the Trustee shall be liable for, and covenants and agrees, to the extent permitted by law, to indemnify and hold harmless the Authority and the Trustee and their directors, officers, employees and agents from and against, any and all losses, claims, damages, liabilities or expenses, of every conceivable kind, character and nature whatsoever arising out of, resulting from or in any way connected with (1) the Project, or the conditions, occupancy, use, possession, conduct or management of, or work done in or about, or from the planning, design, acquisition, installation or construction of the Project or any part thereof;
(2) the issuance of any Bonds or any certifications, covenants or representations made in connection therewith and the carrying out of any of the transactions contemplated by the Bonds and this Agreement; (3) the Trustee's acceptance or administration of the trusts under the Indenture, or the exercise or performance of any of its powers or duties under the Indenture; or (4) any untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, in any continuing disclosure documents, official statement or other offering circular utilized by the Authority or any underwriter or placement agent in connection with the sale of any Bonds; provided that such indemnity shall not be required for damages that result from negligence or willful misconduct on the part of the party seeking such indemnity. The indemnity required by this Section shall be only to the extent that any loss sustained by the Authority or the Trustee exceeds the net proceeds the Authority or the Trustee receives from any insurance carried with respect to the loss sustained. The Borrower further covenants and agrees, to the extent permitted by law, to pay or to reimburse the Authority and the Trustee and their officers, employees and agents for any and all costs, reasonable attorneys fees, liabilities or expenses incurred in connection with investigating, defending against or otherwise in connection with any such losses, claims, damages, liabilities, expenses or actions, except to the extent that the same arise out of the negligence or willful misconduct of the party claiming such payment or reimbursement. The provisions of this Section shall survive the retirement of the Bonds or the removal or resignation of the Trustee.


                                   ARTICLE IX

                                  MISCELLANEOUS

        SECTION 9.1. NOTICES. All notices, certificates or other communications shall be deemed sufficiently given on the second day following the day on which the same have been mailed by certified mall, postage prepaid, addressed to the Authority, the Borrower or the Trustee as the case may be, as follows:

To the Authority:     California Pollution Control Financing Authority
                      915 Capitol Mall, Suite 466
                      Sacramento, California 95814
                      Attention: Executive Director

To the Borrower:      Southern California Water Company
                      630 East Foothill Boulevard
                      San Dimas, CA 91773
                      Attention: Treasurer

To the Trustee:       Chemical Trust Company of California
                      101 California Street, Suite 2725
                      San Francisco, CA 94111
                      Attention: Corporate Trust Department

        A duplicate copy of each notice, certificate or other communication given hereunder by either the Authority or the Borrower to the other shall also be given to the Trustee and the Bond Insurer. The Authority, the Borrower and the Trustee may, by notice given hereunder, designate any different addresses to which subsequent notices, certificates or other communications shall be sent.

        SECTION 9.2. SEVERABILITY. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative, or unenforceable to any extent whatever.

        SECTION 9.3. EXECUTION OF COUNTERPARTS. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument; provided, however, that for purposes of perfecting a security interest in this Agreement to the Trustee under Article 9 of the California Uniform Commercial Code, only the counterpart delivered, pledged and assigned to the Trustee shall be deemed the original.

        SECTION 9.4. AMENDMENTS, CHANGES AND MODIFICATIONS. Except as otherwise provided in this Agreement or the Indenture, subsequent to the initial issuance of Bonds and prior to their payment in full, or provision for such payment having been made as provided in the Indenture, this Agreement may not be effectively amended, changed, modified, altered or terminated by the Authority and the Borrower without the written consent of the Trustee and the Bond Insurer.

        Notice of any such amendment to this Agreement or the Indenture shall be promptly delivered to any rating agency then maintaining a rating on the Bonds.

        SECTION 9.5. GOVERNING LAW. This Agreement shall be governed exclusively by and construed in accordance with the applicable laws of the State. This Agreement shall also be enforceable in the State and any action arising out of this Agreement shall be filed and maintained in the Sacramento County Superior Court, Sacramento, California; provided that the Authority may waive the requirement of venue. The parties agree that the terms and conditions of this Agreement supersede those of all previous agreements between the parties with respect to the subject matter hereto, and that this Agreement, together with the documents refereed to in this Agreement, contains the entire agreement between the parties hereto. In the event of a dispute between the parties under this Agreement, the losing party in such dispute shall pay all costs and expenses incurred by the prevailing party in connection therewith, including but not limited to attorneys fees.

        SECTION 9.6. AUTHORIZED BORROWER REPRESENTATIVE. Whenever under the provisions of this Agreement the approval of the Borrower is required or the Borrower is required to take some action at the request of the Authority, such approval or such request shall be given on behalf of the Borrower by the Authorized Borrower Representative, and the Authority and the Trustee shall be authorized to act on any such approval or request and neither party hereto shall have any complaint against the other or against the Trustee as a result of any such action taken.

        SECTION 9.7. TERM OF THE AGREEMENT. This Agreement shall be in full force and effect from the date hereof and shall continue in effect as long as any of the Bonds are outstanding or the Trustee holds any moneys under the Indenture, whichever is later provided, however, that the rights of the Trustee and the Authority under Sections 8.2 and 8.3 hereof shall survive the termination of this Agreement, the retirement of the Bonds and the removal or resignation of the

Trustee. All representations and certifications by the Borrower as to all matters affecting the Tax-exempt status of the Bonds shall survive the termination of this Agreement.

        SECTION 9.8. BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon the Authority, the Borrower and their respective successors and assigns; subject, however, to the limitations contained in
Section 5.3 hereof.

        IN WITNESS WHEREOF, the California Pollution Control Financing Authority has caused this Agreement to be executed in its name and its seal to be hereunto affixed and attested by its duly authorized officers, and Southern California Water Company has caused this Agreement to be executed in its name and its seal to be hereunto affixed by its duly authorized officers, all as of the date first above written.



                                            CALIFORNIA POLLUTION CONTROL
                                            FINANCING AUTHORITY
                                            By Matt Fong, Chairman


                                            By:_________________________________
[SEAL]


Attest:

_______________________________
Executive Director



                                            SOUTHERN CALIFORNIA WATER
                                            COMPANY


                                            By:_________________________________
                                            Vice President and Treasurer
[SEAL]


Attest:

_______________________________
Secretary

        IN WITNESS WHEREOF, the California Pollution Control Financing Authority has caused this Agreement to be executed in its name and its seal to be hereunto affixed and attested by its duly authorized officers, and Southern California Water Company has caused this Agreement to be executed in its name and its seal to be hereunto affixed by its duly authorized officers, all as of the date first above written.



                                            CALIFORNIA POLLUTION CONTROL
                                            FINANCING AUTHORITY
                                            By Matt Fong, Chairman


                                            By:_________________________________
[SEAL]


Attest:

_______________________________
Executive Director



                                            SOUTHERN CALIFORNIA WATER
                                            COMPANY


                                            By:_________________________________
                                            Vice President and Treasurer
[SEAL]


Attest:

_______________________________
Secretary

                                    EXHIBIT A

                           DESCRIPTION OF THE PROJECT

        The Project includes the acquisition, construction and installation of water mains facilities and appurtenances thereto, situated at the following locations throughout the State and acquired at the following respective costs:


Location
--------
(a)     in Bell, Los Angeles County, California; facilities located at:

        1,200 feet of water mains on Atlantic, from Florence to Brompton, 3,100 feet of water mains on Gage, from Wilcox to Atlantic, 3,800 feet of water mains on Gage, from Atlantic to California,

(b)     in Culver City, Los Angeles County, California; facilities located at:

        810 feet of water mains on Jefferson, from Dobson to Sepulveda, 850 feet of water mains on Berryman, from McDonald to Port, 864 feet of water mains on Berryman, from McDonald to Port,

(c)     in Walnut Park, Los Angeles County, California; facilities located at:

        1,075 feet of water mains on Hickory, from Firestone to 83rd Street,

(d)     in South Gate, Los Angeles County, California; facilities located at:

        900 feet of water mains on Harding, from alley to Center,

(e)     in Artesia, Los Angeles County, California; facilities located at:

        300 feet of water mains in the alley east of Gridley, south of Ashworth

                                                                           TOTAL     $8,000,000


                                      A-1